Exhibit 99.j.2

June [ ], 2020

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re:  New Fund

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010, as amended, (the “Agreement”), between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of the establishment of a new closed-end management investment company, Aberdeen Standard Global Infrastructure Income Fund.  In accordance with Section 21.5 (Additional Funds) of the Agreement, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned new fund under the terms of the Agreement effective upon its commencement of operations.

In addition, this letter provides notice of the liquidation of three series of Aberdeen Funds. The Aberdeen Diversified Alternatives Fund, Aberdeen Diversified Income Fund and Aberdeen Dynamic Allocation Fund will each liquidate on or about August 17, 2020. Your services are requested through the winding up of each Fund’s affairs.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by returning an executed copy of this letter agreement.

Sincerely,
ABERDEEN STANDARD GLOBAL INFRASTRUCTURE INCOME FUND

By:
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended June [ ], 2020

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China A Share Equity Fund

(formerly Aberdeen China Opportunities Fund)

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund*

Aberdeen Dynamic Allocation Fund*

Aberdeen Diversified Income Fund*

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Global Absolute Return Strategies Fund

(formerly, Aberdeen Global Unconstrained Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Intermediate Municipal Income Fund

(formerly Aberdeen Tax-Free Income Fund)

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

(formerly Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Ultra Short Municipal Income Fund

* The Fund will liquidate on or about August 17, 2020 and shall hereby be deemed removed from this schedule effective upon its liquidation and the complete winding up of the affairs of the Funds and closing of their accounts with the Custodian.

The India Fund, Inc.

Aberdeen Emerging Markets Equity Income Fund, Inc.

Aberdeen Income Credit Strategies Fund

Aberdeen Standard Global Infrastructure Income Fund